                                  Exhibit 99.2

   Form of proxy for the Annual Meeting of Stockholders of Columbia Financial
                                  Corporation

                                 [Front of Card]

                                    REVOCABLE
                                      PROXY

COLUMBIA FINANCIAL CORPORATION                    Annual Meeting of Shareholders
11 West Main Street                                        _______________, 2008
Bloomsburg, Pennsylvania 17815

      THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE CORPORATION

     The undersigned shareholder of Columbia Financial Corporation, a Pennsylvania corporation (the "Corporation"), appoint(s) ______________________ and __________________ or each of them, with full power to act alone, the true and lawful attorney-in-fact of the undersigned, with full power of substitution and revocation, to represent and to vote as designated on the reverse of this card all shares of common stock, of the Corporation, which the undersigned is entitled to vote at the Annual Meeting of its stockholders to be held at Monty's on the Upper Campus of Bloomsburg University, 400 East Second Street, Bloomsburg, Pennsylvania at ______ ___.m. on ____________, __________ ___, 2008
and at any adjournment or postponement thereof, with all powers the undersigned would possess if personally present.

     When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL TO APPROVE THE PLAN OF REORGANIZATION BETWEEN THE CORPORATION AND CCFNB BANCORP, INC. ("CCFNB BANCORP") DATED AS OF NOVEMBER 29, 2007; "FOR" THE ELECTION OF THE TWO NOMINEES IDENTIFIED HEREIN AS DIRECTORS TO CLASS C; AND "FOR" THE PROPOSAL TO ADJOURN THE ANNUAL MEETING IF NECESSARY TO PERMIT FURTHER SOLICITATION OF PROXIES ON THE PROPOSAL TO APPROVE THE PLAN OF REORGANIZATION. IF ANY OTHER MATTER PROPERLY COMES BEFORE THE ANNUAL MEETING, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS OF THE CORPORATION'S BOARD OF DIRECTORS. Stockholders of record who plan to attend the Annual Meeting may revoke their proxy by casting their vote at the meeting in person.

     The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders and the Joint Proxy
Statement/Prospectus with respect thereto and hereby revoke(s) any proxy or proxies heretofore given.

You are requested to complete, date and sign the reverse side of this card and return this proxy promptly. When shares are held by joint tenants, both should sign. Persons signing as executors, administrators, trustees, corporate officers, or in other representative capacities should so indicate.

                             [Reverse Side of Card]
________________________________________________________________________________

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PLAN OF REORGANIZATION, "FOR" THE ELECTION AS DIRECTORS TO CLASS C OF THE TWO NOMINEES
   IDENTIFIED BELOW, AND "FOR" THE PROPOSAL TO ADJOURN THE ANNUAL MEETING IF
              NECESSARY TO PERMIT FURTHER SOLICITATION OF PROXIES
________________________________________________________________________________

1. Proposal to adopt and approve the Plan of Reorganization between Columbia Financial Corporation and CCFNB Bancorp, Inc., dated as of November 29, 2007, including the Plan of Merger between First Columbia Bank & Trust Co. and Columbia County Farmers National Bank. The Plan of Reorganization is described in the accompanying joint proxy statement/prospectus.

                  FOR                 AGAINST                   ABSTAIN
                  [ ]                 [ ]                       [ ]

2.  Proposal to elect two directors to Class C for a three (3) year term.
Nominees: William F. Gittler, Jr., Steven H. Shannon

    FOR all nominees listed herein   WITHHOLD AUTHORITY to vote for all nominees
     (except as withheld)                           listed herein
                [ ]                                      [ ]

     ___________________________________________________________________________

(Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provide below.)

     ___________________________________________________________________________

3. Proposal to adjourn the Annual Meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Annual Meeting to approve the Plan of Reorganization and the transactions contemplated thereby.

                  FOR                 AGAINST                   ABSTAIN
                  [ ]                 [ ]                       [ ]

4. In accordance with the directions of the Corporation's Board of Directors on such other matters as may properly come before the meeting or any adjournments or postponements thereof.

________________________________________________________________________________

 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                    ENVELOPE

________________________________________________________________________________


Signature(s)
            --------------------------------------------------------------------
            Date _______________ 2008

Note: Please sign name(s) exactly as printed hereon. If signing as attorney, administrator, executor, guardian or trustee, please give title as such.


                                     II-14